UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  March 19, 2019 (December 12, 2018)

MEDCAREERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4580 N Rancho Dr #130, Las Vegas, NV 89130

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 510-5866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed as an amendment to Current Report on Form 8-K, filed by MedCareers Group Inc. (the “Company”) with the Securities and Exchange Commission on December 19, 2018 (the “Original 8-K”) regarding the spin-off of the Company’s previously wholly owned subsidiary Nurses Lounge, Inc. The information previously reported in the Original 8-K is hereby incorporated by reference into this Form 8-K/A.

Since the date of filing of the Original 8-K, the Company became aware of a clerical error in the Spin-Off Agreement attached as Exhibit 10.1 to the Original 8-K. Therefore, the Company is filing this herein 8-K/A to confirm that all references in the Spin-Off Agreement stating 322,000 shares of Series A Preferred Stock are hereby corrected to mean and refer to the intended 330,000 shares of Series A Preferred Stock held by the shareholders of the Buyer at the time of the spin-off, and cancelled as part of the terms of the Spin-Off Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Spinoff Agreement (previously filed and incorporated by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2019

MEDCAREERS GROUP, INC.

By: /s/ Timothy Armes

Timothy Armes

Chief Executive Officer